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                                                                    Exhibit 10.8

October 14, 1999

Mr. Kenneth "Skip" Trevathan
1836 Johnson Road
Germantown, TN 38139

Dear Skip:

On behalf of Kozmo.com and its team members, I am pleased to offer you a position with our company. We are excited about our business and look forward to having you on the team. The offer is as follows:

Position:   Chief Operating Officer

Reports to: Joe Park, CEO

Salary:     $250K base - Annual salary review

Sign On:    $15K

Equity:     2.5% of shares outstanding (equivalent to 994,920 shares)

Vesting Information:
            There is a 4 year vesting period for all shares. 25% will vest after the first year of employment. The remaining shares will vest on a pro-rated monthly basis. All options that have accrued between date of employment and date of IPO will vest immediately upon Kozmo.com's IPO. If the company is sold or acquired, all outstanding shares will vest immediately.

Bonus: Bonus will be paid every 6 months during the fiscal year (February/August) and will be a combination of cash and equity. Targeted annual bonus will be 20% of base salary.

401K:       Will commence as soon as it is put into place. (Projected January
            2000)

Life Insurance/Disability:
            Kozmo.com will pay for your $1M life insurance and disability program to be determined.

Severance:  If you are terminated for reasons other than cause, you will be guaranteed salary continuation for up to three months.

Housing/Travel:
            Fully paid corporate apartment in New York City. The housing will be with your and your spouse's approval. All travel expenses for you and your spouse at your discretion.

Benefits:   Full medical/dental coverage and a $5M personal liability insurance to cover you and your dependents.

Vacation:   Your present vacation policy stands at 4 weeks, 2 personal, 2 floating holidays, 6 company holidays.

Location:   New York, NY -- Headquarters

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            Germantown, TN -- Home office/Residence

Start Date: November 15, 1999

Miscellaneous:

            All hardware and software will be provided.

This is an exciting time to help Kozmo.com. Your contribution will help the firm realize its potential in the marketplace and bring personal satisfaction in playing a role in its success. We look forward to having you join our team.

Yours truly,

/s/ Yong Kang

Yong Kang
Executive Director

Accepted:

/s/ Kenneth "Skip" Trevathan            10-16-99
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Kenneth "Skip" Trevathan                  Date